As filed with the Securities and Exchange Commission on May 9, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TiVo Corporation
(Exact name of registrant as specified in its charter)

Delaware	61-1793262
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2160 Gold Street, San Jose, California 95002
(Address of Principal Executive Offices)

TIVO CORPORATION 2008 EQUITY INCENTIVE PLAN
(Full Title of the Plans)

Raghavendra Rau Interim Chief Executive Officer and President TiVo Corporation 2160 Gold Street San Jose, California 95002 (408) 519-9100
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Jon Gavenman, Esq. Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
TiVo Corporation 2008 Equity Incentive Plan Common Stock, $0.0001 par value per share	5,000,000	$9.03	$45,150,000.00	$5,472.18

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the TiVo Corporation 2008 Equity Incentive Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of computing the amount of registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 2, 2019.

EXPLANATORY NOTE

TiVo Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 5,000,000 shares of its Common Stock, issuable to eligible persons under the TiVo Corporation 2008 Equity Incentive Plan (“2008 Plan”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Pursuant to General Instruction E to Form S-8, the contents of the registration statement relating to the 2008 Plan filed with the Securities and Exchange Commission on Form S-8 filed on September 9, 2016 (File No. 333-213578).

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Company Form	File Number	Exhibit Number	Filing Date
4.1	Amended and Restated Certificate of Incorporation of TiVo Corporation filed with the Secretary of State of the State of Delaware on September 7, 2016	8-K	001-37870	3.1	9/8/2016
4.2	Amended and restated Bylaws of TiVo Corporation effective as of September 7, 2016	8-K	001-37870	3.2	9/8/2016
4.3	TiVo Corporation 2008 Equity Incentive Plan	DEF 14A	001-37870	Annex A	3/15/2019
5.1	Opinion of Cooley LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (see signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, this 9th day of May, 2019.

TIVO CORPORATION

By:	/s/ Raghavendra Rau
Raghavendra Rau
Interim President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Raghavendra Rau, Peter Halt and Pamela Sergeeff and each of them acting individually as his attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Raghavendra Rau Raghavendra Rau	President, Interim Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2019
/s/ Peter Halt Peter Halt	Chief Financial Officer (Principal Financial Officer)	May 9, 2019
/s/ Wesley Gutierrez Wesley Gutierrez	Chief Accounting Officer (Principal Accounting Officer)	May 9, 2019
/s/ Laura J. Durr Laura J. Durr	Director	May 9, 2019
/s/ Alan L. Earhart Alan L. Earhart	Director	May 9, 2019
/s/ Eddy W. Hartenstein Eddy W. Hartenstein	Director	May 9, 2019
/s/ James E. Meyer James E. Meyer	Director	May 9, 2019
/s/ Daniel Moloney Daniel Moloney	Director	May 9, 2019
/s/ Glenn W. Welling Glenn W. Welling	Director	May 9, 2019
/s/ Loria B. Yeadon Loria B. Yeadon	Director	May 9, 2019